STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 12th day of January, 1998, by and between HealthMed, Inc., a Nevada corporation ("Purchaser") and David Katz, M.D. ("Seller").

                                    RECITALS

         A. LIDAK Pharmaceuticals, a California corporation (the "Corporation") presently has outstanding two classes of common stock (individually, "Class A Shares" and "Class B Shares" and collectively, the "Shares"), of which 1,027,003 Class A Shares and 234,000 of Class B Shares have been issued to Seller.

         B. The Shares are collectively the only issued and outstanding capital stock of the Corporation held by Seller.

         C. The parties hereto are parties to that certain Purchase Rights Agreement dated of even date herewith, which agreement is appended hereto as Exhibit A and incorporated herein by this reference.

         D. The Purchaser desires to purchase from Seller and Seller desires to sell to the Purchaser 308,100 of the Class A Shares and 70,200 of the Class B Shares owned by Seller on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1.       Purchase of Shares.

                  1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell 308,100 of the Class A Shares and 70,200 of the Class B Shares owned by Seller to the Purchaser and the Purchaser will purchase all of such Shares owned by Seller from Seller, such Shares constituting thirty percent (30%) of all of the issued and outstanding capital stock of the Corporation owned by Seller as of the Closing.

                  1.2 Purchase Price. The Purchase Price shall be One Million Five Hundred Twenty Eight Thousand Two Hundred Thirty Four and 98/100 Dollars ($1,528,234.98) for the Shares purchased hereby (referred herein to as the "Purchase Price").

                  1.3 Payment of Purchase Price. The Purchase Price will be paid to Seller by Purchaser's delivery to Seller of a promissory note in the principal sum of the Purchase Price and in substantially the form of Exhibit 1.3 hereto at the Closing (the "Note"), such Note to be at the


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rate of ten percent (10%) per annum  computed on the basis of a year of 360 days for the actual number of days elapsed and shall additionally provide for annual payments of interest only with principal due and payable on the second (2nd) anniversary of such Note, and the Note shall not be subject to any prepayment penalties; provided, however, that in the event the last stock purchase price on the first (1st) anniversary date of this Agreement of the Company's Class A common stock on the public market equals or exceeds Nine and No/100 Dollars ($9.00), then Seven Hundred Seventy One Thousand Eight Hundred Thirty Two and 98/100 ($771,832.98) of the amount due on the Note shall be accelerated from the maturity date thereof and shall be due and payable no later than fifteen (15) days thereafter.

         2. Representations and Warranties of Seller. As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares, the Seller represents and warrants that:

                  2.1 Ownership of the Shares. Seller is the owner, beneficially and of record, of the Shares being transferred pursuant to this Agreement free and clear of all liens, charges, claims, encumbrances, security interests, equities, restrictions on transfer or other defects in title of any kind or description.

                  2.2 Authority to Enter into Agreements; Enforceability. Seller has the right, power and authority to enter into and to carry out the terms and provisions of this Agreement, including the transfer and delivery of the Shares being transferred pursuant to this Agreement, without obtaining the approval or consent of any other party or authority, and this Agreement is a legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

                  2.3 No Conflict. The execution and performance of this Agreement by Seller will not violate any agreement, promissory note, security arrangement, order or other instrument to which Seller is a party or by which Seller may be bound.

                  2.4 Litigation. To the best knowledge of Seller, there are no suits, actions or legal, administrative, arbitration or other proceedings pending, filed or initiated by or against the Corporation occurring since the issuance of the Corporation's Form 10K dated September 30, 1997.

                  2.5 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to the Purchaser by or on behalf of the Seller with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. The Seller has not intentionally concealed any fact known by him to have a material adverse effect upon the Corporation's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.



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         3.   Representations  and  Warranties  of  Purchaser.   As  a  material
inducement to the Seller to enter into this Agreement and sell the Shares, the Purchaser hereby represents and warrants to the Seller as follows:

                  3.1 Organization; Power. The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of California, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  3.2 Authorization. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all necessary corporate action of the Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

                  3.3 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.

                  3.4 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of the Purchaser, threatened against the Purchaser or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

                  3.5      Investment Representations.

                          3.5.1 The  Purchaser  is an  "accredited  investor" as
defined by the SEC's Rule 501(a), and the Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Corporation and has the capacity to protect the Purchaser's own interests.

                          3.5.2  The  Purchaser  is  acquiring  the  Shares  for
investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser is acquiring the Shares without


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expectation,   desire,  or  need  for  resale  and  not  with  the  view  toward distribution, resale, subdivision, or fractionalization of the Shares.

                          3.5.3  During  the course of the  negotiation  of this
Agreement, the Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with the Corporation's management and the opportunity to review the Corporation's financial statements, books and records, facilities and business plan. The Purchaser has also had an opportunity to ask questions of officers of the Corporation, which questions were answered to the Purchaser's satisfaction.

                          3.5.4 The Purchaser  understands that the Shares to be
purchased have not been registered under Securities Act of 1933 ("1933 Act"), or under any state securities law.

                          3.5.5 The Purchaser understands that the Shares cannot
be resold in a transaction to which the 1933 Act and state securities laws apply unless (i) subsequently registered under the 1933 Act and applicable state securities laws or (ii) exemptions from such registrations are available. The Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

                          3.5.6 The Purchaser  understands that no public market
now exists for the Shares and that it is uncertain that a public market will ever exist for the Shares.

                          3.5.7 The Purchaser  understands that the certificates
for the Shares will bear the following legend:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS
            CERTIFICATE UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION
          COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE
           SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES
             LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY,
         ACCEPTABLE TO THE BOARD OF DIRECTORS OF THE CORPORATION OR ITS
             AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE
             PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE
              SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE
           SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO
             RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                    3.6 Tax Liability. To the extent the Purchaser deems necessary, the Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax


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consequences  of this  investment  and  the  transactions  contemplated  by this
Agreement. The Purchaser relies solely on such advisors and not on any statements or representations of the Seller or any of its agents. The Purchaser understands that the Purchaser (and not the Seller) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  3.7 Disclosure. To the Purchaser's knowledge, this Agreement, with the Exhibits hereto, when taken as a whole, does not contain any untrue statement of a material fact concerning the Purchaser or omit to state a material fact necessary in order to make the statements concerning the Purchaser contained herein not misleading in light of the circumstances under which they were made.

                  3.8 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the issuance of shares will not result in any material violation of, or conflict with, or constitute a material default under, any Purchaser's articles of incorporation or bylaws or any of the Purchaser's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Corporation or the Shares.

         4. Covenants of Seller. The Seller covenants and agrees with the Purchaser as follows:

                  4.1 Satisfaction of Conditions. The Seller will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing described in this Agreement and any necessary consents or waivers under or amendments to agreements by which the Seller is bound.

                  4.2 Supplements to Schedules. From time to time prior to the Closing, the Seller will promptly supplement or amend the Exhibits and Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Exhibit or Schedule and will promptly notify the Purchaser of any breach by either of them that either of them discovers of any representation, warranty, or covenant contained in this Agreement. No supplement or amendment of any Exhibit or Schedule made pursuant to this Section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless the Purchaser specifically agrees thereto in writing; provided, however, that if this purchase is closed, the Purchaser will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Schedule of which it shall have been notified pursuant to this Subsection.

                  4.3 No Solicitation. Until the Closing or termination pursuant to Section 9 of this Agreement, the Seller shall not encourage, solicit, initiate, or enter into any discussions or negotiations concerning any disposition of any of the capital stock of Seller (other than pursuant to this Agreement), or any proposal therefor. The Seller will promptly inform the Purchaser of any inquiry (including the terms thereof and the person making such inquiry) received by the


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Seller  after the date  hereof and  believed  by such  person to be a bona fide, serious inquiry relating to any such proposal.

         5. Covenant of Purchaser. The Purchaser will use its best efforts to cause the conditions set forth in Section 7 to be satisfied.

         6. Conditions Precedent to the Obligations of Purchaser; Legal Opinion. Each and every obligation of the Purchaser under this Agreement is subject to the delivery, at or before the Closing, of an opinion of Luce, Forward, Hamilton & Scripps LLP, in form and content reasonably acceptable to the Purchaser and its legal counsel, to the effect that (i) this Agreement has been duly executed and delivered by Seller; (ii) this Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance; (iii) except as set forth in Schedule 6, the execution and delivery by the Seller of this Agreement and all other agreements contemplated hereby to which the Seller is a party, the offering and sale of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default under, (c) result in the creation of any lien, security interest, charge, or encumbrance upon the capital stock or assets of the Seller,
(d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body, or any law, statute, rule, or regulation to which the Seller is subject, or any agreement, instrument, order, judgment, or decree to which the Seller is subject; and (iv) to such counsel's knowledge, Seller owns the Shares.

         7. Conditions Precedent to the Obligations of Seller. Each and every obligation of the Seller under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

                  7.1 Representations and Warranties; Performance. Each of the representations and warranties made by the Purchaser herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; the Purchaser will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and the Seller will have received, at the Closing, a certificate of the Purchaser, signed by the President and the Secretary or the Chief Financial Officer of the Purchaser, stating that each of the representations and warranties made by the Purchaser herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that the Purchaser has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.


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                  7.2 Corporate Action. The Purchaser will have furnished to the
Seller a copy, certified by the Secretary of an Assistant Secretary of the Purchaser, of the resolutions of the Purchaser authorizing the execution, delivery, and performance of this Agreement.

         8.       Closing.

                  8.1 Time, Place, and Manner of Closing. Unless this Agreement has been terminated and this purchase has been abandoned pursuant to the provisions of Section 9, the closing ("Closing") will be held at the offices of Stein Perlman & Hawk, or such other place as the parties may agree, on January 12, 1998, or as soon as practicable after the satisfaction of the various conditions precedent to the Closing set forth herein. At the Closing the parties to this Agreement will exchange certificates, Notes, and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate this purchase have been satisfied or waived, the Seller shall deliver to the Purchaser the certificate(s) evidencing the Shares, duly endorsed for transfer, and the Purchaser shall deliver to the Seller the Note referred to in Section 1.3, in a manner to be agreed upon by the parties. After the Closing, the Seller, at the Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as the Purchaser may reasonably request to effectively transfer the Shares.

                  8.2 Consummation of Closing. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of the Corporation and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Corporation on the date of the Closing.

         9.       Termination.

                  9.1 Termination  for Cause.  If, pursuant to the provisions of
Section 6 or 7 of this Agreement, the Seller or the Purchaser is not obligated at the Closing to consummate this Agreement, then the party who is not so obligated may terminate this Agreement.

                  9.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of the Purchaser and the Seller.

                    9.3 Termination Procedure. Any party having the right to terminate this Agreement due to a failure of a condition precedent contained in Sections 6 or 7 hereto may


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terminate  this  Agreement by delivering  to the other party  written  notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party.

         10.      Miscellaneous Provisions.

                  10.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Purchaser and the Seller.

                  10.2     Waiver of Compliance; Consents

                          10.2.1  Any  failure  of any party to comply  with any
obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                          10.2.2  Whenever  this  Agreement  requires or permits
consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

                  10.3 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those for its own counsel and accountants, incurred in the negotiation, preparation, and consumption of this Agreement and this purchase and sale.

                  10.4 Costs. Each party hereto shall bear, pay and discharge all of his/its respective expenses incurred in connection with the execution and performance of this Agreement, except as otherwise provided specifically herein.

                  10.5 Entire Agreement;  Successors and Assigns; and Amendment;
Third Parties. Except for that certain Voting Trust Agreement executed concurrently herewith and appended hereto as Exhibit B and the Purchase Rights Agreement executed concurrently herewith and appended hereto as Exhibit A, this Agreement and the exhibits appended hereto constitute the entire agreement between the parties concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous or concurrent agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the exhibits appended hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.



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                  10.6 Governing Law and Consent to Jurisdiction. This Agreement
shall be governed by and construed in accordance with the laws of the State of California. The parties irrevocably (i) submit to the exclusive jurisdiction of the state courts of the State of California over any action or proceeding arising out of a breach of this Agreement, (ii) agree that all claims in respect of such action or proceeding may be heard and determined in such courts, (iii) waive, to the fullest extent they may effectively do so, the defense of an inconvenient or inappropriate forum to the maintenance of such action or proceeding, (iv) agree that any communication given in accordance with Section 10.9, to the fullest extent permitted by law, shall be taken and held to be valid personal service and personal delivery to such party for the purposes set forth in this Section, and (v) waive any defense based on lack of personal jurisdiction for any such purpose.

                  10.7 Legal Action and Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery from the non-prevailing party its reasonable expenses, including but not limited to its reasonable attorneys' fees.

                  10.8 Headings. The headings of the sections of this Agreement are for convenience only and shall not determine the interpretation of this Agreement.

                  10.9 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, 24 hours after transmission by telecopy, telex, or five (5) days after deposit in the United States mail by registered or certified mail, addressed as set forth below or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

                  If to Seller:             David Katz, M.D.
                                            1775 La Jolla Rancho Road
                                            La Jolla, CA 92037

                  If to Purchaser:          HealthMed, Inc.
                                            8306 Wilshire Boulevard, Suite 7056
                                            Beverly Hills, California 90211
                                            Attention: President

                  10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.11 Other Documents. Seller shall, at any time after the Closing and upon the request of the Purchaser, execute and deliver to the Purchaser such documents or instruments of conveyance, license or assignment or take such other action as is reasonably necessary to complete the transfer of the Shares or other transactions contemplated by this Agreement or to perfect the interest of the Purchaser therein. Further, the parties agree to take all actions and file such documents required to comply with California securities laws.


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                  10.12 Legal Advice.  The parties hereby  acknowledge that they have received independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement and the related documents affecting this transaction. Prior to the execution of this Agreement, each of the parties' attorneys reviewed this Agreement and discussed the Agreement with such party, and each party made all desired changes. Each of the parties and their attorneys have made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto as they deemed necessary. Each of the parties certifies that it has read this Agreement, and fully understands this Agreement and that it has executed it voluntarily, free of any duress, force or undue influence of any party or any person.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                         SELLER:


                                         ---------------------------------
                                         DAVID KATZ, M.D.


                                         PURCHASER:

                                         HEALTHMED, INC.


                                         By:_________________________________
                                            Mitchell J. Stein
                                            Its: President & Secretary



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                CONSENT OF SPOUSE, COHABITANT OR DOMESTIC PARTNER

     The undersigned spouse, cohabitant or domestic partner of the Shareholder acknowledges on her behalf that: I have read the foregoing Agreement and I know its contents. I am aware that by its provisions that my spouse, cohabitant or domestic partner sells to Purchaser thirty percent (30%) of his Shares in the Company, including my community interest in them. I hereby consent to and approve of the provisions of the Agreement, and agree that those Shares and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on those Shares or my interest in them.



Signature:__________________________________

Print Name:____________________________




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



                                  EXHIBITS 1.3




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



                                    EXHIBIT A

                                    EXHIBIT B



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